Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
	Dallas, TX 75252		www.pmctrust.com

PMC Commercial Trust Announces Fourth Quarter and Year-End Financial Results

PMC Commercial Trust

NYSE MKT (Symbol PCC)

www.pmctrust.com

Dallas, TX	March 10, 2014

PMC Commercial Trust (NYSE MKT: PCC) (“PMC Commercial”) announced fourth quarter and year-end financial results today.

Year End Overview:

•	We had income from continuing operations of $2,414,000 ($0.23 per share) and net income of $2,067,000 ($0.20 per share) for the year ended December 31, 2013.

•	We incurred transaction costs of $2,789,000 related to merger.

•	Our operating income and net income (before transaction costs) were $5,203,000 and $4,856,000, respectively, during 2013.

•	During 2012, our loss from continuing operations was $1,356,000 ($0.13 loss per share) and our net loss was $2,179,000 ($0.21 loss per share).

•	Adjusting for strategic alternative costs of $3,870,000 and severance and related benefits related to the departure of our prior CEO of $2,114,000 incurred in 2012, our operating income and net income during 2012 were $4,628,000 and $3,805,000, respectively.

•	The primary reasons for the $575,000 increase in our operating income and $1,051,000 increase in net income (before transaction costs, strategic alternative costs and severance costs) were an increase in premium income recognized of $579,000 and a decrease in provision for loan losses of $697,000.

Fourth Quarter Overview:

•	We had a loss from continuing operations of $422,000 ($0.04 loss per share) and a net loss of $446,000 ($0.04 loss per share) for the quarter ended December 31, 2013.

•	During the quarter ended December 31, 2013, our loss from continuing operations and net loss included $1,174,000 of transaction costs.

•	We had a loss from continuing operations of $1,902,000 ($0.18 loss per share) and a net loss of $2,082,000 ($0.20 per share) for the quarter ended December 31, 2012.

•	During the quarter ended December 31, 2012, our loss from continuing operations and net loss included $247,000 of expenses related to the evaluation of strategic alternatives and $2,114,000 of severance and related benefits expense.

•	Before the impact of transaction, strategic alternative and severance costs, our income from continuing operations was $752,000 during the fourth quarter of 2013 compared to $459,000 during the fourth quarter of 2012.

PMC COMMERCIAL TRUST	Earnings Press Release	March 10, 2014

•	The primary reason for the increase in operating income was a decrease in our provision for loan losses that decreased by $613,000 to $675,000 during the fourth quarter of 2013 from $1,288,000 during the fourth quarter of 2012.

Merger

On July 8, 2013, we entered into a merger agreement with CIM Urban. CIM Urban is a private commercial REIT. The merger and other transactions were unanimously approved by both PMC Commercial’s Board of Trust Managers (the “Board”) and CIM Urban’s Director.

On February 11, 2014, PMC Commercial shareholders approved certain transactions contemplated by the merger agreement.

Pursuant to the merger agreement, CIM Urban and its affiliates will receive approximately 22.0 million newly-issued PMC Commercial common shares and approximately 65.0 million newly-issued PMC Commercial preferred shares. Each preferred share will be convertible into seven common shares, which will result in the issuance of an aggregate of 477.2 million common shares in the merger and other transactions after the conversion. This will represent approximately 97.8% of our outstanding shares.

All PMC Commercial common shares that are outstanding immediately prior to the transactions will remain outstanding following the transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions will receive a special cash dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

Management Remarks

Jan F. Salit, President, stated, “As you are aware, our shareholders approved the issuance of common and preferred shares in connection with the proposed merger. The closing of the merger is anticipated to be on March 11, 2014.

Following the closing, PMC Commercial’s common shares will commence trading on the NASDAQ Global Market under the symbol “PMCT”. Additionally, shareholders of record on March 10, 2014 will receive a special cash dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following the completion of the merger.

Following the merger, PMC Commercial will primarily invest in substantially stabilized real estate and real estate related assets as well as commercial lending with increased emphasis on SBA 7(a) loan originations.”

Originations

•	During 2013, we originated $33.0 million of SBA 7(a) loans compared to $34.8 million during 2012.

•	During the years ended December 31, 2013 and 2012, our total loan originations were $57.1 million and $55.4 million, respectively.

•	Our pipeline of outstanding loan commitments was $13.6 million at December 31, 2013 compared to $19.5 million at December 31, 2012.

•	We anticipate our 2014 loan fundings to be between $65 million and $85 million.

PMC COMMERCIAL TRUST	Earnings Press Release	March 10, 2014

Liquidity

•	Our unsecured revolving credit facility (the “Revolver”) matures June 30, 2015. The interest rate is the prime rate less 50 basis points or the 30-day LIBOR plus 2%, at our option.

•	We had $14.4 million outstanding on our Revolver at December 31, 2013.

•	A condition to completion of the merger was approval of the change in ownership of our two SBICs by the SBA. As part of the approval process, license applications were required to be submitted for each SBIC. Due to the lengthy timeframe associated with the license application process, we were unable to obtain the SBA’s approval of the SBIC license applications. Therefore, upon completion of the merger, the licenses will be surrendered. As a result, we repaid our outstanding SBIC debentures of $27.5 million and redeemed the 3% cumulative preferred stock issued to the SBA by one of our SBICs of $3.0 million using cash on hand and our Revolver.

•	As a condition to closing the merger, we requested that the lender on our Revolver agree to modify certain covenants related to our business operations. In March 2014, we executed a new term note in the principal amount of $30.0 million which matures six months from its effective date at an interest rate of LIBOR plus 2.50%. In addition, among other things, our Revolver was modified to (1) decrease the credit availability to $25.0 million until the term note is repaid, (2) eliminate the net worth covenant, (3) permit CIM Urban to continue to operate in a manner consistent with its existing operations, and (4) add a covenant requiring an asset coverage test (eligible loans receivable) for balances outstanding under the Revolver of 3.00 times.

Dividends

•	Dividends on our common shares of $0.50 were declared during 2013 which includes the quarterly dividend declared in December 2013 of $0.125 per share that was paid in January 2014 to shareholders of record on December 31, 2013.

•	Our 2013 distributions were 100% return of capital from an income tax perspective.

•	On February 28, 2014, the Board declared a special dividend of $5.50 per common share plus that pro-rata portion of our regular quarterly cash dividend accrued through the closing date of the merger payable ten business days following completion of the merger.

•	Since our inception in 1993, we have paid approximately $189.5 million in dividends or $24.90 per common share.

Financial Position Information

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2013	2013	2013	2013	2012
	(In thousands, except per share information)
Loans receivable, net	$236,589	$230,052	$235,116	$240,671	$238,991
Total assets	$253,410	$249,901	$248,674	$256,454	$247,707
Debt	$109,397	$104,505	$101,805	$105,553	$97,168
Total beneficiaries’ equity	$135,152	$136,899	$137,912	$138,384	$138,326
Total equity	$136,052	$137,799	$138,812	$139,284	$139,226
Shares outstanding	10,596	10,596	10,596	10,596	10,590
Net asset value per share	$12.84	$13.00	$13.10	$13.15	$13.15

PMC COMMERCIAL TRUST	Earnings Press Release	March 10, 2014

PMC Commercial Trust and Subsidiaries

Comparative Results of Operations

	Years Ended December 31,			Three Months Ended December 31,
	2013	2012	Inc (Dec) %	2013	2012	Inc (Dec) %
	(Dollars in thousands, except per share information)
Income:
Interest income	$14,045	$13,896	1%	$3,549	$3,504	1%
Premium income	2,468	1,889	31%	508	702	(28%)
Other income	1,392	1,280	9%	261	244	7%

Total revenues	17,905	17,065	5%	4,318	4,450	(3%)

Expenses:
Interest	3,350	3,538	(5%)	839	892	(6%)
Salaries and related benefits	4,300	4,273	1%	1,128	923	22%
General and administrative	2,603	2,127	22%	658	634	4%
Transaction costs	2,789	—	—	1,174	—	—
Strategic alternatives	—	3,870	(100%)	—	247	(100%)
Severance and related benefits	—	2,114	(100%)	—	2,114	(100%)
Provision for loan losses, net	1,237	1,934	(36%)	675	1,288	(48%)

Total expenses	14,279	17,856	(20%)	4,474	6,098	(27%)

Income (loss) before income tax provision and discontinued operations, net of tax	3,626	(791)	NM	(156)	(1,648)	(91%)
Income tax provision	(1,212)	(565)	115%	(266)	(254)	5%

Income (loss) from continuing operations	2,414	(1,356)	NM	(422)	(1,902)	(78%)
Discontinued operations, net of tax	(347)	(823)	(58%)	(24)	(180)	(87%)

Net income (loss)	$2,067	$(2,179)	NM	$(446)	$(2,082)	(79%)

Basic weighted average shares outstanding	10,595	10,585		10,596	10,590

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.23	$(0.13)		$(0.04)	$(0.18)
Discontinued operations, net of tax	(0.03)	(0.08)		—	(0.02)

Net income (loss)	$0.20	$(0.21)		$(0.04)	$(0.20)

PMC COMMERCIAL TRUST	Earnings Press Release	March 10, 2014

Real Estate Investment Trust (“REIT”) Taxable Income (Loss)

REIT taxable income (loss) is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board in determining the level of dividends to be paid to our shareholders.

The following reconciles net income (loss) to REIT taxable income (loss):

	Years Ended December 31,
	2013	2012	2011
	(In thousands)
Net income (loss)	$2,067	$(2,179)	$3,647
Book/tax differences:
Gains related to real estate	(1,537)	—	(235)
Strategic alternatives	—	(678)	678
Transaction costs	2,789	—	—
Severance accrual (payments)	(1,806)	1,777	(100)
Impairment losses	116	300	804
Amortization and accretion	(100)	(188)	(68)
Loan valuation	(59)	1,403	184
Other, net	99	157	8

	1,569	592	4,918
Adjustment for TRS net loss (income), net of tax	(2,101)	(840)	(131)
Dividend distribution from TRS	—	—	1,000

REIT taxable income (loss)	$(532)	$(248)	$5,787

Distributions declared	$5,299	$6,353	$6,767

Basic weighted average common shares outstanding	10,595	10,585	10,570

Terminology

Terms used in this communication shall have the meanings ascribed to them in the Company’s Press Release Dated July 8, 2013.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. PMC Commercial has filed with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 (Registration Statement No. 333-190934), which includes a Proxy Statement/Prospectus of PMC Commercial and other relevant materials in connection with the proposed merger and other transactions. PMC Commercial mailed to its shareholders the Definitive Proxy Statement/Prospectus in connection with proposed merger and other transactions. The effective Registration Statement and the Definitive Proxy Statement/Prospectus contain important information about PMC Commercial, CIM Urban REIT and their respective affiliates, the merger and other transactions, and related matters. Investors and security holders are urged to read the effective Registration Statement and the Definitive Proxy Statement/Prospectus carefully.

PMC COMMERCIAL TRUST	Earnings Press Release	March 10, 2014

Investors and security holders may obtain free copies of the effective Registration Statement and the Definitive Proxy Statement/Prospectus and other documents filed with the SEC by PMC Commercial through the web site maintained by the SEC at www.sec.gov and that maintained by PMC Commercial Trust at www.pmctrust.com.

In addition, investors and security holders may obtain free copies of the effective Registration Statement and the Definitive Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial Trust, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

PMC Commercial and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the merger and other transactions contemplated by the merger agreement. Information regarding PMC Commercial’s trust managers and executive officers is contained in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2013, and in its definitive proxy statement dated April 29, 2013, which are filed with the SEC. As of December 31, 2013, PMC Commercial’s trust managers and executive officers beneficially owned as a group approximately 481,773 Common Shares, or 4.5% of PMC Commercial’s Common Shares. Additional information regarding the interests of such potential participants is included in the Definitive Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the proposed merger and other transactions.

Forward-Looking Statements

The information set forth herein (including information included or referenced herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect PMC Commercial’s and CIM Urban REIT’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the merger and other transactions contemplated by the merger agreement will be consummated, PMC Commercial’s and CIM Group’s plans for the merged company, market and other expectations, objectives, intentions, as well as any expectations with respect to the merged company, including regarding valuations, future dividends, estimates of growth, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger and other transactions due to the failure to obtain PMC Commercial shareholder approval for the transactions or the failure to satisfy other conditions to completion of the transactions, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; (3) risks related to disruption of management’s attention from ongoing business operations due to the merger and other transactions; (4) the effect of the announcement of the proposed merger and other transactions on PMC Commercial’s or CIM Urban REIT’s relationships with its customers, investors, tenants, lenders, operating results and business generally; (5) risks related to substantial expenditures with respect to the merger and other transactions, which may or may not be reimbursable in the event of the termination of the Merger Agreement; (6) the outcome of any legal proceedings relating to the merger and other transactions; and (7) risks to consummation of the merger and other transactions, including the risk that the merger and other transactions will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in PMC Commercial’s filings with the SEC, which are available at the SEC’s website at www.sec.gov and on PMC Commercial’s website at www.pmctrust.com, including those set forth in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2013. PMC Commercial and CIM Group disclaim any obligation to update and revise statements contained herein or the materials referenced herein based on new information or otherwise.